Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2004, relating to the financial statements and financial statement schedule of Cutera, Inc., which appears in Cutera, Inc.’s Amendment No. 2 dated March 9, 2004 to the Registration Statement on Form S-1 (No. 333-111928).

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 21, 2005